EXHIBIT 99.1
ALTICE USA REPORTS
FOURTH QUARTER AND FULL YEAR 2023 RESULTS
Improved Financial Trends Across Revenue, Adjusted EBITDA, and Customer ARPU in 2H-23
Acceleration in Fiber Customer Net Adds and Mobile Line Net Adds
Positive Trends in Customer Experience, Network, and Operations

NEW YORK (February 14, 2024) - Altice USA (NYSE: ATUS) today reports results for the fourth quarter and full year ended December 31, 2023.
Dennis Mathew, Altice USA Chairman and Chief Executive Officer, said: "2023 marked the beginning of a transformative journey for Optimum as we drove significant improvements across every area of our business by acting with operational and financial discipline. In the second half of 2023 we drove improvements in year-over-year trends across revenue, adjusted EBITDA and customer ARPU. We drove capital intensity down throughout the year, generated positive free cash flow in the full year, and proactively managed our debt maturity profile. I’m also proud of the notable achievements across our operations to improve customer experience, invest in quality networks and expansion to fuel broadband, and enhance our base management and go-to-market efforts to set the foundation for growth. We are well positioned as we enter 2024 and I am confident that we’re on the right path to return to sustainable long-term customer, revenue and adjusted EBITDA growth over time.”

Fourth Quarter and Full Year Financial Overview
•Total Revenue was $2.3 billion Q4-23 (-2.9%YoY), and $9.24 billion FY-23 (-4.3% YoY)
Marking improvement in revenue declines year-over-year compared to -6.0% Q4-22 YoY and -4.4%
FY-22 YoY.
•Residential Revenue(1) was $1.79 billion in Q4-23 (-2.8% YoY), and $7.27 billion in FY-23 (-4.4% YoY). Driven mostly due to the loss of higher ARPU video customers over the last year.
•Residential revenue per user (ARPU)(2) was $136.01 in Q4-23 and $136.80 in FY-23.
ARPU grew +0.1% in Q4-23 YoY or +$0.15, and was down -1.5% YoY in FY-23. Showing improvement in year-over-year ARPU compared to -2.1% Q4-22 YoY and -2.2% FY-22 YoY.
•Business Services Revenue was $372.0 million in Q4-23 (+1.0% YoY), and $1.47 billion in FY-23 (-0.5% YoY). This included Lightpath revenue growth of +9.2% in Q4-23 and +2.1% in FY-23 YoY, and SMB / Other decline of -1.9% in Q4-23 and -1.4% FY-23 YoY.
•News and Advertising Revenue was $128.1 million in Q4-23 (-15.7% YoY) and $447.7 million in FY-23 (-13.9% YoY). Excluding political advertising revenue, News and Advertising grew +8.9% in Q4-23 YoY and was down -1.7% FY-23 YoY.
•Net income (loss) attributable to stockholders was ($117.8) million (($0.26)/share on a diluted basis) in Q4-23 and $53.2 million ($0.12/share on a diluted basis) in FY-23.
•Net cash flows from operating activities were $496.2 million in Q4-23 and $1,826.4 million in FY-23.
•Adjusted EBITDA(3) was $903.3 million in Q4-23 and $3.61 billion in FY-23
Q4-23 Margin of 39.2%, and declined -1.1% YoY. FY-23 Margin of 39.1%, and declined -6.7% YoY. Demonstrating improvement in Adjusted EBITDA declines year-over-year compared to -15.7% Q4-22 and -12.7% FY-22 YoY.
•Cash capital expenditures of $295.2 million in Q4-23 and $1.70 billion in FY-23
Q4-23 capital intensity was 12.8% (7.9% excluding FTTH and new builds) and improved by decline of -45.6% YoY. FY-23 capital intensity was 18.5% (10.5% excluding FTTH and new builds) and improved by decline of -10.9% YoY. The Company expects to continue to invest in key growth initiatives, with anticipated cash capex of approximately $1.6 billion to $1.7 billion in FY 2024.

•Operating Free Cash Flow(3) was $608.0 million in Q4-23 and $1.90 billion in FY-23
Q4-23 Margin of 26.4%, and grew +64.3% YoY. FY-23 Margin of 20.6% and declined -2.5% YoY.
•Free Cash Flow(3) was $201.0 million in Q4-23 and $121.6 million in FY-23
Driven by a step down in cash capital spend in the back half of the year.
Key Operational Highlights for the Fourth Quarter and Full Year
•Strong Fiber Net Adds; Reaching 341k Fiber Customers
Fiber customer net additions were +46k in Q4 2023, Optimum's best quarter for fiber net adds, and added +170k customers in FY 2023. Fiber customer net adds were driven by both higher fiber gross additions and increased migrations of existing customers. Penetration of the fiber network reached 12.5% at the end of FY-23, up from 8.0% penetration at the end of FY-22.
•Accelerated Optimum Mobile Net Add Growth +34k in Q4-23; 8.2x Growth YoY; Reaching 322k Lines
Optimum Mobile saw the fourth straight quarter of accelerated growth, reaching 7.1% penetration of the Company's total broadband customer base, up from 5.2% penetration in Q4-22.
•Total Broadband Primary Service Units (PSUs) net losses of -27k
Broadband net losses were -27k in Q4 2023, compared to -9k in Q4 2022. In Q4-23 Optimum saw additional competitive pressure during the holiday season in addition to a continued low move environment. The Optimum strategy positions us well to improve subscriber trends over time.
•Improved Customer Experience (CX) Leading to Higher Satisfaction Scores
Optimum saw CX improvements year-over-year across a variety of metrics including:
◦+21pts improvement in tNPS(4) Q4-23.
◦+68% increase in self-install rate(5) Q4-23.
◦~300k fewer truck rolls(6) FY-23.
◦~1.7 million fewer inbound calls(7) FY-23.
•Continued Progress in Building Best-in-Class Broadband Network Experiences
◦8 Gig symmetrical speeds launched across Optimum East Fiber footprint.
◦93% of Optimum West upgraded to DOCSIS 3.1 as of the end of FY-23.
◦Grew total passings +165k, reaching 9.6 million total passings at the end of FY-23 and continues to see strong momentum in growing customer penetration, typically reaching approximately 40% within one year of rollout in new-build areas.
◦Grew fiber passings +576k, reaching 2.7 million fiber passings at the end of FY-23.

Proactive Focus on Debt Maturity Profile
•In January 2024, CSC Holdings issued $2.050 billion of senior guaranteed notes due 2029 at an interest rate of 11.750% which will mature on January 31, 2029. The proceeds from these notes were used to repay the outstanding balance of Term Loan B and Incremental Term B-3 loans, as well as pay the fees, costs and expenses associated with these transactions.
•Also in January 2024, the company notified the holders of the 5.250% senior notes due 2024 with the intent to redeem these notes in full (in accordance with the terms of the indenture). The company expects to drawdown $750 million under the revolving credit facility to repay these notes on February 28, 2024.

Balance Sheet Review as of December 31, 2023
•Net debt for CSC Holdings, LLC Restricted Group was $23,020 million at the end of Q4 2023(8), representing net leverage of 6.8x Adjusted EBITDA on a Last Two Quarters Annualized (L2QA) basis.
◦The weighted average cost of debt for CSC Holdings, LLC Restricted Group was 6.1% as of the end of Q4 2023 and the weighted average life was 4.7 years.
◦Pro forma for January 2024 refinancing activity(9) discussed above, the weighted average cost of debt for CSC Holdings, LLC Restricted Group was 6.6% as of the end of Q4 2023 and the weighted average life was 5.1 years.
◦Company aims to return to a leverage target of 4.5x to 5.0x net debt / Adjusted EBITDA on an L2QA basis for its CSC Holdings, LLC debt silo over time.
•Net debt for Cablevision Lightpath LLC was $1,421 million at the end of Q4 2023(8), representing net leverage of 5.8x L2QA.
◦The weighted average cost of debt for Cablevision Lightpath LLC was 5.4% as of the end of Q4 2023 and the weighted average life was 4.1 years.
•Consolidated net debt for Altice USA was $24,422 million(8), representing consolidated net leverage of 6.7x L2QA.
Shares Outstanding
As of December 31, 2023, the Company had 455,997,406 combined Class A and Class B shares outstanding.

Customer Metrics (in thousands, except per customer amounts)
	Q1-22	Q2-22	Q3-22	Q4-22	FY-22	Q1-23	Q2-23	Q3-23	Q4-23	FY-23

Total Passings(10)	9,304.9	9,363.1	9,414.9	9,463.8	9,463.8	9,512.2	9,578.6	9,609.0	9,628.7	9,628.7
Total Passings additions	41.6	58.2	51.8	48.8	200.5	48.4	66.4	30.4	19.7	164.9

Total Customer Relationships(11)(12)
Residential	4,612.1	4,564.2	4,514.7	4,498.5	4,498.5	4,472.4	4,429.5	4,391.5	4,363.1	4,363.1
SMB	382.9	383.1	382.5	381.2	381.2	380.9	381.0	381.1	380.3	380.3
Total Unique Customer Relationships	4,995.0	4,947.3	4,897.2	4,879.7	4,879.7	4,853.3	4,810.5	4,772.6	4,743.5	4,743.5

Residential net additions (losses)	(20.7)	(47.9)	(49.5)	(16.2)	(134.3)	(26.1)	(42.9)	(38.0)	(28.4)	(135.4)
Business Services net additions (losses)	1.0	0.2	(0.6)	(1.3)	(0.7)	(0.3)	0.1	0.1	(0.8)	(0.9)
Total customer net additions (losses)	(19.8)	(47.7)	(50.1)	(17.5)	(135.0)	(26.4)	(42.7)	(37.9)	(29.2)	(136.2)

Residential PSUs
Broadband	4,373.2	4,333.6	4,290.6	4,282.9	4,282.9	4,263.7	4,227.0	4,196.0	4,169.0	4,169.0
Video	2,658.7	2,574.2	2,491.8	2,439.0	2,439.0	2,380.5	2,312.2	2,234.6	2,172.4	2,172.4
Telephony	1,951.5	1,886.9	1,818.9	1,764.1	1,764.1	1,703.5	1,640.8	1,572.7	1,515.3	1,515.3

Broadband net additions (losses)	(13.0)	(39.6)	(43.0)	(7.7)	(103.3)	(19.2)	(36.8)	(31.0)	(27.0)	(113.9)
Video net additions (losses)	(73.6)	(84.5)	(82.4)	(52.8)	(293.2)	(58.6)	(68.3)	(77.6)	(62.2)	(266.7)
Telephony net additions (losses)	(53.7)	(64.7)	(68.0)	(54.8)	(241.1)	(60.6)	(62.7)	(68.1)	(57.4)	(248.9)

Residential ARPU ($)(1)(2)	139.00	141.36	139.24	135.86	138.83	135.32	137.44	138.42	136.01	136.80

SMB PSUs
Broadband	350.4	350.7	350.2	349.1	349.1	349.0	349.1	349.4	348.9	348.9
Video	102.6	101.0	99.1	97.3	97.3	95.3	93.7	91.9	89.6	89.6
Telephony	216.8	215.3	214.0	212.3	212.3	210.0	208.0	205.9	203.2	203.2

Broadband net additions (losses)	1.1	0.3	(0.5)	(1.1)	(0.2)	(0.1)	0.1	0.3	(0.5)	(0.2)
Video net additions (losses)	(1.6)	(1.6)	(1.9)	(1.8)	(6.9)	(2.0)	(1.6)	(1.8)	(2.3)	(7.7)
Telephony net additions (losses)	(2.0)	(1.6)	(1.3)	(1.7)	(6.5)	(2.3)	(2.0)	(2.1)	(2.6)	(9.1)

Total Mobile Lines
Mobile ending lines	198.3	231.3	236.1	240.3	240.3	247.9	264.2	288.2	322.2	322.2
Mobile ending lines excluding free service(13)	190.0	195.5	202.7	208.7	208.7	223.3	257.9	288.1	322.2	322.2

Mobile line net additions	11.9	33.0	4.8	4.1	53.8	7.6	16.3	24.1	34.0	82.0
Mobile line net additions ex-free service(13)	3.6	5.5	7.2	6.0	22.3	14.6	34.6	30.3	34.1	113.5

Fiber (FTTH) Customer Metrics (in thousands)
	Q1-22	Q2-22	Q3-22	Q4-22	FY-22	Q1-23	Q2-23	Q3-23	Q4-23	FY-23
FTTH Total Passings(14)	1,316.6	1,587.1	1,908.2	2,158.7	2,158.7	2,373.0	2,659.5	2,720.2	2,735.2	2,735.2
FTTH Total Passing additions	145.7	270.4	321.2	250.5	987.8	214.2	286.6	60.7	14.9	576.4

FTTH Residential	80.4	103.7	134.2	170.0	170.0	207.2	245.9	289.3	333.8	333.8
FTTH SMB	0.6	0.7	1.2	1.7	1.7	2.7	3.9	5.7	7.6	7.6
FTTH Total customer relationships(15)	81.0	104.4	135.3	171.7	171.7	209.9	249.7	295.1	341.4	341.4

FTTH Residential net additions	11.1	23.3	30.5	35.8	100.7	37.2	38.6	43.4	44.5	163.8
FTTH SMB net additions	0.2	0.2	0.4	0.6	1.4	0.9	1.2	1.9	1.8	5.8
FTTH Total customer net additions	11.3	23.5	30.9	36.4	102.1	38.1	39.8	45.3	46.3	169.7

Altice USA Consolidated Operating Results (in thousands, except per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Revenue:	(unaudited)
Broadband	$939,811	$960,628	$3,824,472	$3,930,667
Video	750,454	781,869	3,072,011	3,281,306
Telephony	72,808	79,454	300,198	332,406
Mobile(1)	23,019	14,811	77,012	61,832
Residential revenue(1)	1,786,092	1,836,762	7,273,693	7,606,211
Business services and wholesale	371,952	368,364	1,467,149	1,474,269
News and Advertising	128,056	151,846	447,742	520,293
Other(1)	15,512	12,224	48,480	46,886
Total revenue	2,301,612	2,369,196	9,237,064	9,647,659
Operating expenses:
Programming and other direct costs	745,305	775,713	3,029,842	3,205,638
Other operating expenses	671,607	725,709	2,646,258	2,735,469
Restructuring, impairments and other operating items	175,424	120,227	214,727	130,285
Depreciation and amortization (including impairments)	407,014	446,430	1,644,297	1,773,673
Operating income	302,262	301,117	1,701,940	1,802,594
Other income (expense):
Interest expense, net	(422,917)	(377,072)	(1,639,120)	(1,331,636)
Gain (loss) on investments and sale of affiliate interests, net	(11,773)	242,268	180,237	(659,792)
Gain (loss) on derivative contracts, net	—	(218,041)	(166,489)	425,815
Gain (loss) on interest rate swap contracts, net	(46,044)	2,828	32,664	271,788
Gain (loss) on extinguishment of debt and write-off of deferred financing costs	—	(575)	4,393	(575)
Other income (loss), net	(2,225)	339	4,940	8,535
Income (loss) before income taxes	(180,697)	(49,136)	118,565	516,729
Income tax benefit (expense)	66,905	(143,277)	(39,528)	(295,840)
Net income (loss)	(113,792)	(192,413)	79,037	220,889
Net income attributable to noncontrolling interests	(4,014)	(700)	(25,839)	(26,326)
Net income (loss) attributable to Altice USA stockholders	$(117,806)	$(193,113)	$53,198	$194,563
Basic net income (loss) per share	$(0.26)	$(0.43)	$0.12	$0.43
Diluted net income (loss) per share	$(0.26)	$(0.43)	$0.12	$0.43
Basic weighted average common shares	454,785	453,276	454,723	453,244
Diluted weighted average common shares	454,785	453,276	455,034	453,282

Altice USA Consolidated Statements of Cash Flows (in thousands)
	Twelve Months Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$79,037	$220,889
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including impairments)	1,644,297	1,773,673
Loss (gain) on investments and sale of affiliate interests, net	(180,237)	659,792
Loss (gain) on derivative contracts, net	166,489	(425,815)
Loss (gain) on extinguishment of debt and write-off of deferred financing costs	(4,393)	575
Amortization of deferred financing costs and discounts (premiums) on indebtedness	34,440	77,356
Share-based compensation expense	47,926	159,985
Deferred income taxes	(226,915)	36,385
Decrease in right-of-use assets	46,108	44,342
Provision for doubtful accounts	84,461	88,159
Goodwill impairment	163,055	—
Other	11,169	3,460
Change in operating assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable, trade	(77,703)	(45,279)
Prepaid expenses and other assets	(54,782)	50,419
Amounts due from and due to affiliates	50,831	(7,749)
Accounts payable and accrued liabilities	(39,256)	46,724
Deferred revenue	9,164	(14,953)
Interest rate swap contracts	72,707	(301,062)
Net cash provided by operating activities	1,826,398	2,366,901
Cash flows from investing activities:
Capital expenditures	(1,704,811)	(1,914,282)
Payments for acquisitions, net of cash acquired	—	(2,060)
Other, net	(1,712)	(5,168)
Net cash used in investing activities	(1,706,523)	(1,921,510)
Cash flows from financing activities:
Proceeds from long-term debt	2,700,000	4,276,903
Repayment of debt	(2,688,009)	(4,469,727)
Proceeds from derivative contracts in connection with the settlement of collateralized debt	38,902	—
Principal payments on finance lease obligations	(149,297)	(134,682)
Payments to acquire noncontrolling interest	(14,070)	—
Other, net	(10,117)	(8,400)
Net cash used in financing activities	(122,591)	(335,906)
Net increase (decrease) in cash and cash equivalents	(2,716)	109,485
Effect of exchange rate changes on cash and cash equivalents	(697)	291
Net increase (decrease) in cash and cash equivalents	(3,413)	109,776
Cash, cash equivalents and restricted cash at beginning of year	305,751	195,975
Cash, cash equivalents and restricted cash at end of year	$302,338	$305,751

Reconciliation of Non-GAAP Financial Measures:
We define Adjusted EBITDA, which is a non-GAAP financial measure, as net income (loss) excluding income taxes, non-operating income or expenses, gain (loss) on extinguishment of debt and write-off of deferred financing costs, gain (loss) on interest rate swap contracts, gain (loss) on derivative contracts, gain (loss) on investments and sale of affiliate interests, interest expense, net, depreciation and amortization, share-based compensation, restructuring, impairments and other operating items (such as significant legal settlements and contractual payments for terminated employees).
Adjusted EBITDA eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of our business and from intangible assets recognized from acquisitions, as well as certain non-cash and other operating items that affect the period-to-period comparability of our operating performance. In addition, Adjusted EBITDA is unaffected by our capital and tax structures and by our investment activities.
We believe Adjusted EBITDA is an appropriate measure for evaluating the operating performance of the Company. Adjusted EBITDA and similar measures with similar titles are common performance measures used by investors, analysts and peers to compare performance in our industry. Internally, we use revenue and Adjusted EBITDA measures as important indicators of our business performance and evaluate management’s effectiveness with specific reference to these indicators. We believe Adjusted EBITDA provides management and investors a useful measure for period-to-period comparisons of our core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to the Company’s ongoing operating results. Adjusted EBITDA should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with GAAP. Since Adjusted EBITDA is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies.
We also use Operating Free Cash Flow (defined as Adjusted EBITDA less cash capital expenditures), and Free Cash Flow (defined as net cash flows from operating activities less cash capital expenditures) as indicators of the Company’s financial performance. We believe these measures are two of several benchmarks used by investors, analysts and peers for comparison of performance in the Company’s industry, although they may not be directly comparable to similar measures reported by other companies.

Reconciliation of Net Income to Adjusted EBITDA and Operating Free Cash Flow (in thousands) (unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Net income (loss)	$(113,792)	$(192,413)	$79,037	$220,889
Income tax expense (benefit)	(66,905)	143,277	39,528	295,840
Other loss (income), net	2,225	(339)	(4,940)	(8,535)
Loss (gain) on interest rate swap contracts, net	46,044	(2,828)	(32,664)	(271,788)
Loss (gain) on derivative contracts, net	—	218,041	166,489	(425,815)
Loss (gain) on investments and sale of affiliate interests, net	11,773	(242,268)	(180,237)	659,792
Loss (gain) on extinguishment of debt and write-off of deferred financing costs	—	575	(4,393)	575
Interest expense, net	422,917	377,072	1,639,120	1,331,636
Depreciation and amortization	407,014	446,430	1,644,297	1,773,673
Restructuring, impairments and other operating items	175,424	120,227	214,727	130,285
Share-based compensation	18,558	45,575	47,926	159,985
Adjusted EBITDA	903,258	913,349	3,608,890	3,866,537
Capital expenditures (cash)	295,250	543,226	1,704,811	1,914,282
Operating Free Cash Flow	$608,008	$370,123	$1,904,079	$1,952,255

Reconciliation of net cash flow from operating activities to Free Cash Flow (Deficit) (unaudited):
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Net cash flows from operating activities	$496,213	$461,185	$1,826,398	$2,366,901
Capital Expenditures (cash)	295,250	543,226	1,704,811	1,914,282
Free Cash Flow (Deficit)	$200,963	$(82,041)	$121,587	$452,619

Consolidated Net Debt as of December 31, 2023(9)

CSC Holdings, LLC Restricted Group (in $m)	Principal Amount	Pro Forma Principal Amount (9)	Coupon / Margin	Maturity
Drawn RCF	$825	$1,575	SOFR+2.350%	2027
Term Loan	1,520	—	L+2.250%(16)	2025
Term Loan B-3	522	—	L+2.250%(16)	2026
Term Loan B-5	2,888	2,888	L+2.500%(16)	2027
Term Loan B-6	1,987	1,987	SOFR+4.500%	2028(17)
Guaranteed Notes	1,310	1,310	5.500%	2027
Guaranteed Notes	1,000	1,000	5.375%	2028
Guaranteed Notes	1,000	1,000	11.250%	2028
Guaranteed Notes	—	2,050	11.750%	2029
Guaranteed Notes	1,750	1,750	6.500%	2029
Guaranteed Notes	1,100	1,100	4.125%	2030
Guaranteed Notes	1,000	1,000	3.375%	2031
Guaranteed Notes	1,500	1,500	4.500%	2031
Senior Notes	750	—	5.250%	2024
Senior Notes	1,046	1,046	7.500%	2028
Legacy unexchanged Cequel Notes	4	4	7.500%	2028
Senior Notes	2,250	2,250	5.750%	2030
Senior Notes	2,325	2,325	4.625%	2030
Senior Notes	500	500	5.000%	2031
CSC Holdings, LLC Restricted Group Gross Debt	23,277	23,285
CSC Holdings, LLC Restricted Group Cash	(257)	(257)
CSC Holdings, LLC Restricted Group Net Debt	$23,020	$23,028

CSC Holdings, LLC Restricted Group Undrawn RCF	$1,516	$767

Cablevision Lightpath LLC (in $m)	Principal Amount	Coupon / Margin	Maturity
Drawn RCF	$—	SOFR+3.360%	2025
Term Loan	582	SOFR+3.360%	2027
Senior Secured Notes	450	3.875%	2027
Senior Notes	415	5.625%	2028
Cablevision Lightpath Gross Debt	1,447
Cablevision Lightpath Cash	(26)
Cablevision Lightpath Net Debt	$1,421

Cablevision Lightpath Undrawn RCF	$100

Net Leverage Schedules as of December 31, 2023 (in $m)

	CSC Holdings Restricted Group(18)	Cablevision Lightpath LLC	CSC Holdings Consolidated(19)	Altice USA Consolidated

Gross Debt Consolidated(20)	$23,277	$1,447	$24,724	$24,724
Cash	(257)	(26)	(302)	(302)
Net Debt Consolidated(8)	$23,020	$1,421	$24,422	$24,422
LTM EBITDA	$3,366	$246	$3,609	$3,609
L2QA EBITDA	$3,393	$246	$3,638	$3,638
Net Leverage (LTM)	6.8x	5.8x	6.8x	6.8x
Net Leverage (L2QA)	6.8x	5.8x	6.7x	6.7x
WACD (%)	6.1%	5.4%	6.1%	6.1%

Reconciliation to Financial Reported Debt
Actual
Total Debenture and Loans from Financial Institutions (Carrying Amount)	$24,672
Unamortized financing costs, discounts and fair value adjustments, net of unamortized premiums	52
Gross Debt Consolidated(20)	24,724
Finance leases and other notes	403
Total Debt	25,127
Cash	(302)
Net Debt	$24,825

(1)Beginning in the second quarter of 2023, mobile service revenue previously included in mobile revenue is now separately reported in residential revenue and business services revenue. In addition, mobile equipment revenue previously included in mobile revenue is now included in other revenue. Prior period amounts have been revised to conform with this presentation.
(2)Average revenue per user (ARPU) is calculated by dividing the average monthly revenue for the respective period derived from the sale of broadband, video, telephony and mobile services to residential customers by the average number of total residential customers for the same period and excludes mobile-only customer relationships. ARPU amounts for prior periods have been adjusted to include mobile service revenue.
(3)See “Reconciliation of Non-GAAP Financial Measures” beginning on page 8 of this release.
(4)Transactional NPS (tNPS) represents the average monthly metric for the quarter that blends Care, Field, Retail and Sales across Fixed, Mobile, and Advanced Support.
(5)Self-install % increase is the change in percentage of residential installs at eligible addresses choosing self-install, excluding fiber installs.
(6)Truck rolls exclude employee initiated special request orders.
(7)Inbounds calls refers to technical, care and support call.
(8)Net debt, defined as the principal amount of debt less cash, and excluding finance leases and other notes.
(9)In January 2024, CSC Holdings issued $2,050,000 in aggregate principal amount of senior guaranteed notes due 2029 which bear interest at a rate of 11.750% maturing January 31, 2029. The proceeds from the sale of these notes were used to repay the outstanding principal balance of the Term Loan B loan and the Incremental Term Loan B-3 in full, and to pay fees, costs and expenses associated with these transactions. Also in January 2024, we notified the holders of our 5.250% Senior Notes due 2024 and 5.250% Series B Senior Notes due 2024 of our intent to redeem these notes in full. We expect to draw down $750,000 under our Revolving Credit Facility to redeem these notes on February 28, 2024.
(10)Total passings represents the estimated number of single residence homes, apartments and condominium units passed by the HFC and FTTH network in areas serviceable without further extending the transmission lines. In addition, it includes commercial establishments that have connected to our HFC and FTTH network. Broadband services were not available to approximately 30 thousand total passings and telephony services were not available to approximately 500 thousand total passings.
(11)Total Unique Customer Relationships represent the number of households/businesses that receive at least one of the Company’s fixed-line services. Customers represent each customer account (set up and segregated by customer name and address), weighted equally and counted as one customer, regardless of size, revenue generated, or number of boxes, units, or outlets on our hybrid-fiber-coaxial (HFC) and fiber-to-the-home (FTTH) network. Free accounts are included in the customer counts along with all active accounts, but they are limited to a prescribed group. Most of these accounts are also not entirely free, as they typically generate revenue through pay-per-view or other pay services and certain equipment fees. Free status is not granted to regular customers as a promotion. In counting bulk Residential customers, such as an apartment building, we count each subscribing family unit within the building as one customer, but do not count the master account for the entire building as a customer. We count a bulk commercial customer, such as a hotel, as one customer, and do not count individual room units at that hotel.
(12)Total Customer Relationship metrics do not include mobile-only customers.
(13)Reported ending mobile lines include lines receiving free service. Adjusted mobile lines exclude additions relating to mobile lines receiving free service from all periods presented, and includes net additions from when customers previously on free service start making payments.
(14)Represents the estimated number of single residence homes, apartments and condominium units passed by the FTTH network in areas serviceable without further extending the transmission lines. In addition, it includes commercial establishments that have connected to our FTTH network.
(15)Represents number of households/businesses that receive at least one of the Company's fixed-line services on our FTTH network. FTTH customers represent each customer account (set up and segregated by customer name and address), weighted equally and counted as one customer, regardless of size, revenue generated, or number of boxes, units, or outlets on our FTTH network. Free accounts are included in the customer counts along with all active accounts, but they are limited to a prescribed group. Most of these accounts are also not entirely free, as they typically generate revenue through pay-per view or other pay services and certain equipment fees. Free status is not granted to regular customers as a promotion. In counting bulk residential customers, such as an apartment building, we count each subscribing family unit within the building as one customer, but do not count the master account for the entire building as a customer. We count a bulk commercial customer, such as a hotel, as one customer, and do not count individual room units at that hotel.
(16)These loans use Synthetic USD LIBOR, calculated as Term SOFR plus a spread adjustment.
(17)The Term Loan B-6 is due on the earlier of (i) January 15, 2028 and (ii) April 15, 2027 if, as of such date, any Term Loan B-5 are still outstanding, unless the Term Loan B-5 maturity date has been extended to a date falling after January 15, 2028.
(18)CSC Holdings, LLC Restricted Group excludes the unrestricted subsidiaries, primarily Cablevision Lightpath LLC and NY Interconnect, LLC.
(19)CSC Holdings Consolidated includes the CSC Holdings, LLC Restricted Group and the unrestricted subsidiaries.
(20)Principal amount of debt excluding finance leases and other notes and collateralized debt.
Numerical information is presented on a rounded basis using actual amounts. Minor differences in totals and percentage calculations may exist due to rounding.

Contacts
Investor Relations
Sarah Freedman: +1 631 660 8714 / sarah.freedman@alticeusa.com

Communications
Lisa Anselmo: +1 516 279 9461 / lisa.anselmo@alticeusa.com
Janet Meahan: +1 516 519 2353 / janet.meahan@alticeusa.com

About Altice USA
Altice USA (NYSE: ATUS) is one of the largest broadband communications and video services providers in the United States, delivering broadband, video, mobile, proprietary content and advertising services to approximately 4.7 million residential and business customers across 21 states through its Optimum brand. The Company operates a4, an advanced advertising and data business, which provides audience-based, multiscreen advertising solutions to local, regional and national businesses and advertising clients. Altice USA also offers hyper-local, national, international and business news through its News 12 and i24NEWS networks.

FORWARD-LOOKING STATEMENT
Certain statements in this earnings release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements other than statements of historical facts contained in this earnings release, including, without limitation, those regarding our intentions, beliefs or current expectations concerning, among other things: our future financial conditions and performance, results of operations and liquidity; our strategy, objectives, prospects, trends, service and operational improvements, base management strategy, capital expenditure plans, fiber and mobile growth, and upgrade plans, and leverage targets; our ability to achieve operational performance improvements; and future developments in the markets in which we participate or are seeking to participate. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate”, “believe”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “plan”, “project”, “should”, “target”, or “will” or, in each case, their negative, or other variations or comparable terminology. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. To the extent that statements in this earnings release are not recitations of historical fact, such statements constitute forward-looking statements, which, by definition, involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements including risks referred to in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and reports on Form 10-Q. You are cautioned to not place undue reliance on Altice USA’s forward-looking statements. Any forward-looking statement speaks only as of the date on which it was made. Altice USA specifically disclaims any obligation to publicly update or revise any forward-looking statement, as of any future date.